Exhibit 10.14

K2M GROUP HOLDINGS, INC.

2010 Equity Award Plan

RECITALS

SECTION 1.	GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the K2M Group Holdings, Inc. 2010 Equity Award Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, directors, consultants and other key persons of K2M Group Holdings, Inc., a Delaware corporation (the “Company”) and its subsidiaries, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards or Other Equity Awards, or any combination of the foregoing.

“Award Agreement” means an agreement evidencing an Award hereunder.

“Board” means the Board of Directors of the Company or its successor entity.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” has the meaning specified in Section 2.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 14.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Committee; provided, however, that (i) if the Stock trades on a national securities exchange, the Fair Market Value on any given date is the closing sale price on such date; (ii) if the Stock is not then listed on a national securities exchange or quoted on a national quotation system but is then traded on an over-the-counter market, the Fair Market Value on any given date is the closing sale price as reported by such over-the-counter market on such date; or if no such closing sale price information is available, the average of the highest bid and lowest asked prices for the Stock reported on such date. For any date that is not a trading day, the Fair Market Value of the Stock for such date will be determined by using the closing sale price or the average of the highest bid and lowest asked prices, as appropriate, for the immediately preceding trading day. The Committee can substitute a particular time of day or other measure of closing sale price if appropriate because of changes in exchange or market procedures. Notwithstanding the foregoing, if the date for which Fair Market Value is determined is the first day when trading prices for the Stock are reported on NASDAQ or trading on a national securities exchange, the Fair Market Value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s Initial Public Offering.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Initial Public Offering” means the consummation of the first fully underwritten, firm commitment public offering pursuant to an effective registration statement under the Act covering the offer and sale by the Company of its equity securities, as a result of or following which the Stock shall be publicly held.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Other Equity Award” means an Award granted pursuant to Section 8.

“Restricted Stock Award” means an Award granted pursuant to Section 6.

“Sale Event” shall have the meaning set forth in Section 3.

“Stock” means the common stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award described in Section 5(a)(v).

“Subsidiary” means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or 50% or more of the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

“Unrestricted Stock” shall have the meaning set forth in Section 7.

“Unrestricted Stock Award” means any Award granted pursuant to Section 7.

SECTION 2.	ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administration of Plan. The Plan shall be administered by the Board, or at the discretion of the Board, by a committee of the Board, comprised, except as contemplated by Section 2(c), of not less than two Directors (the “Committee”). All references herein to the Committee shall be deemed to refer to the group then responsible for administration of the Plan at the relevant time (i.e., either the Board of Directors or a committee or committees of the Board, as applicable).

(b) Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Other Equity Awards or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) to impose any limitations on Awards granted under the Plan, including limitations on transfers, repurchase provisions and the like and to exercise repurchase rights or obligations;

(vii) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised;

(viii) to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the grantee and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

(ix) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

Unless otherwise expressly provided hereunder, the Administrator, with respect to any grant, may exercise its discretion hereunder at the time the Award is granted or thereafter. All decisions and interpretations of the Committee shall be final and binding on all persons, including the Company and Plan grantees, and shall otherwise be accorded the maximum deference permitted by law.

(c) Indemnification. Neither the Board nor the Committee, nor any member of either or any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

SECTION 3.	STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 11,336,991 shares of Stock, subject to adjustment as provided in Section 3(b). For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Shares of Stock that have been actually issued under the Plan shall not be returned to the share reserve for future grants under the Plan; except that shares of Stock issued pursuant to an Award other than a Stock Option which are repurchased by the Company at the original purchase price of such shares shall be returned to the share reserve for future grant under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that, from and after the date the Company becomes subject to the deduction limit imposed by Section 162(m) of the Code, Stock Options with respect to no more than 2,000,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company and held in its treasury.

(b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger, consolidation or sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), then the Committee shall make an appropriate or proportionate adjustment in

(i) the maximum number or kind of shares reserved for issuance under the Plan, (ii) the number of Stock Options that can be granted to any one individual grantee, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, (v) the exercise price and/or exchange price for each share subject to any then outstanding Stock Options or Other Equity Awards under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options or Other Equity Awards remain exercisable, and (vi) to the extent consistent with an exception from the application of Section 162(m) of the Code (where the application of such an exception is sought), any performance-based criteria established in connection with Awards. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

The Committee may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Committee that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

(c) Treatment of Awards in Mergers and Other Sale Events. In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, (iv) the sale of all or a majority of the outstanding capital stock of the Company to an unrelated person or entity or (v) any other transaction in which the owners of the Company’s outstanding voting power prior to such transaction do not own at least a majority of the outstanding voting power of the successor entity immediately upon completion of the transaction (in each case, regardless of the form thereof, a “Sale Event”), unless otherwise provided in an individual Award agreement, the Committee or the successor entity may, in its sole discretion, determine the effect of a Sale Event on outstanding Awards and take such actions as it may deem appropriate, including, without limitation, the following actions:

(i) If the Sale Event is one in which there is an acquiring or surviving entity, making appropriate provisions in connection with such transaction for the assumption or continuation of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or an affiliate of the acquiror or survivor;

(ii) If the Sale Event is one in which the holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), then subject to Section 3(e) below the Committee may provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the Fair Market Value of one share of Stock (as determined by the Committee in its reasonable discretion) times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion, in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Committee determines; provided that the Committee may not exercise its discretion under this Section 3(c)(ii) with respect to an Award or portion thereof providing for “nonqualified deferred compensation” subject to Section 409A of the Code in a manner that would constitute an extension or acceleration of, or other change in, payment terms if such change would be inconsistent with the applicable requirements of Section 409A of the Code.

(iii) If the Sale Event (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, continuation, substitution or cash-out, then, subject to Section 3(e), the Committee may provide that each Award requiring exercise will become fully exercisable, and the delivery of any shares of Stock remaining deliverable under each outstanding Other Equity Award will be accelerated and such shares will be delivered, prior to the Sale Event, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Committee, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Sale Event; provided that, to the extent acceleration pursuant to this Section 3(c)(iii) of an Award subject to Section 409A of the Code would cause the Award to fail to satisfy the requirements thereof, the Award may not be accelerated and the Committee in lieu thereof shall take such steps as are necessary to ensure that payment of the Award is made in a medium other than Stock and on terms that as nearly as possible, but taking into account adjustments required or permitted by this Section 3, replicate the prior terms of the Award.

(d) Termination of Awards Upon Consummation of a Sale Event. Unless otherwise provided by the Committee, each Award will terminate upon consummation of the Sale Event, other than the following: (i) Awards assumed pursuant to Section 3(c)(i); (ii) Awards converted pursuant to the proviso in Section 3(c)(iii) into an ongoing right to receive payment other than in Stock; and (iii) outstanding shares of Restricted Stock (which will be treated in the same manner as other shares of Stock, subject to Section 3(e)).

(e) Additional Limitations Upon Consummation of a Sale Event. Any share of Stock and any cash or other property delivered pursuant to Section 3(c)(ii) or Section 3(c)(iii) with respect to an Award may, in the discretion of the Committee, contain such restrictions, if any, as the Committee deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Sale Event. For purposes of the immediately preceding sentence, a cash-out under Section 3(c)(ii) or the acceleration of exercisability of an Award under Section 3(c)(iii) shall not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition.

(f) Additional Provisions Relating to Restricted Stock. Without limiting any other provision of this Section 6:

(i) Any Shares or other securities distributed to a grantee with respect to Restricted Stock or otherwise issued in substitution of Restricted Stock shall be subject to the restrictions and requirements imposed by or as contemplated by Section 6, including, without limitation, depositing the certificates therefor with the Company together with a stock power and bearing a legend as provided in Section 6(f)(i).

(ii) If the Company shall be consolidated or merged with another corporation or other entity, each grantee who has received Restricted Stock that is then subject to restrictions imposed by Section 6 may be required to deposit with the successor corporation the certificates, if any, for the Stock or securities, or the other property, that the grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 6(f)(ii), and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 6, and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 6(f)(i).

(g) Substitute Awards. The Committee may grant Awards under the Plan (including by way of assumption of prior Awards) in substitution for equity and equity-based awards held by employees, directors or other key persons of another corporation in connection with a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Any substitute Awards granted under the Plan (including assumed prior awards) shall not count against the share limitation set forth in Section 3(a). Without limiting the generality of the foregoing, to the extent that stock options granted under the K2M, Inc. Second Amended and Restated 2006 Stock Option and Grant Plan, the K2M, LLC 2005/2006 Equity Incentive Plan or the K2M Equity, LLC 2004 Equity Incentive Plan become subject to the terms of the Plan by operation of any other legal document, such stock options will be governed by the terms of the Plan, except to the extent the terms of the individual agreements and equity award plans pursuant to which such stock options were granted differ from those of the Plan.

SECTION 4.	ELIGIBILITY

Grantees in the Plan will be such full or part-time officers, employees, directors, consultants and other key persons (including prospective employees) of the Company and its Subsidiaries who are responsible for, or contribute to, the management, growth or profitability of the Company and its Subsidiaries as are selected from time to time by the Committee in its sole discretion.

SECTION 5.	STOCK OPTIONS

Any Stock Option granted under the Plan shall be pursuant to a Stock Option Agreement which shall be in such form as the Committee may from time to time approve. Option agreements need not be identical. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option. No Incentive Stock Option shall be granted under the Plan after the date which is 10 years from the date the Plan is approved by the Board.

(a) Terms of Stock Options. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable. If the Committee so determines, Stock Options may be granted in lieu of cash compensation at the grantee’s election, subject to such terms and conditions as the Committee may establish, as well as in addition to other compensation.

(i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option shall be determined by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value on the date of grant in the case of Incentive Stock Options. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the Option price of such Incentive Stock Option shall be not less than 110% of the Fair Market Value on the grant date.

(ii) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such Stock Option shall be no more than five years from the date of grant.

(iii) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv) Method of Exercise. Stock Options may be exercised in whole or in part by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Award agreement or as otherwise permitted by the Committee:

(A) in cash, by certified or bank check, or other instrument acceptable to the Committee in U.S. funds payable to the order of the Company in an amount equal to the purchase price of the shares of Stock subject to such Option;

(B) by the optionee delivering to the Company a promissory note if the Board has expressly authorized the loan of funds to the optionee for the purpose of enabling or assisting the optionee to effect the exercise of his or her Stock Option; provided that at least so much of the exercise price as represents the par value of the Stock shall be paid other than with a promissory note if otherwise required by state law;

(C) if permitted by the Committee, through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(D) if permitted by the Committee, by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that, in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; or

(E) if permitted by the Committee in its sole discretion, (which, without limiting the generality of Section 2(b), may be exercised at the time of grant or thereafter) through the written election of the optionee to have shares of Stock withheld by the Company from the shares of Stock otherwise to be received, with such withheld shares of Stock having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option price, provided, however, that, in the case of an Incentive Stock Option, if the Committee exercises its discretion under this subsection 5(a)(iv)(E) after the grant is made rather than upon the grant, it shall first review any considerations it deems appropriate under the tax rules governing Incentive Stock Options.

Payment instruments will be received subject to collection. No certificates for shares of Stock so purchased will be issued to optionee until the Company has completed all steps required by law to be taken in connection with the issuance and sale of the shares, including, without limitation, (i) receipt of a representation from the optionee at the time of exercise of the Option that the optionee is purchasing the shares for the optionee’s own account and not with a view to any sale or distribution thereof, (ii) the legending of any certificate representing the shares to evidence the foregoing representations and restrictions, and (iii) obtaining from optionee payment or provision for all withholding taxes due as a result of the exercise of the Option. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his or her stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws. In the event an optionee pays the purchase price by previously-owned shares of Stock through the attestation method, the shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

(v) The Committee, in its discretion, may grant Stock Appreciation Rights permitting the grantee of an Option to elect to receive, upon the exercise of the Option, shares of Stock with an aggregate Fair Market Value equal to the excess of the Fair Market Value of the shares of Stock with respect to which the Option is being exercised over the aggregate exercise price of the Option, as determined as of the day the Option is exercised; provided that, after consideration of possible accounting issues, the Committee may permit such Stock Appreciation Right to be settled in a combination of shares of Stock and cash, or exclusively in cash, with an aggregate Fair Market Value (or, to the extent of payment in cash, in an amount) equal to such excess. Without limiting the Committee’s discretion hereunder, the Committee is expressly authorized to cause the grant of such Stock Appreciation Right (A) in tandem with an otherwise exercisable underlying Option, by having the method of exercise under this Section 5(a)(v) apply in addition to other methods of exercise, as to all or a portion of any particular Option, or (B) as a free-standing right, by having the method of exercise under this Section 5(a)(v) be the exclusive method of exercise.

(b) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

(c) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee, or by the optionee’s legal representative or guardian in the event of the optionee’s incapacity. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer, without consideration for the transfer, his or her Non-Qualified Stock Options to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

SECTION 6.	RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. A Restricted Stock Award is an Award pursuant to which the Company may, in its sole discretion, grant or sell, at such purchase price as determined by the Committee, in its sole discretion, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”), which purchase price shall be payable in cash or other form of consideration acceptable to the Committee. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Stockholder. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Committee shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 6(d), and the grantee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.

(c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. If a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates under the conditions specified in the relevant instrument relating to the Award, or upon such other event or events as may be stated in the instrument evidencing the Award, the Company or its assigns shall have the right or shall agree, as may be specified in the relevant instrument, to repurchase some or all of the shares of Stock subject to the Award at such purchase price as is set forth in such instrument.

(d) Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and the attainment of any pre-established performance goals, objectives and other conditions on which Restricted Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the instrument evidencing the Restricted Stock Award.

(e) Waiver, Deferral and Reinvestment of Dividends. The Award Agreement applicable to Restricted Stock may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

(f) Certificates

(i) Unless otherwise provided by the Committee, each grantee granted Restricted Stock shall be issued a stock certificate in respect of shares of Restricted Stock awarded under the Plan. Each such certificate shall be registered in the name of the grantee. The certificates for shares of Restricted Stock issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE

SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE K2M GROUP HOLDINGS, INC. 2010 EQUITY AWARD PLAN AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND K2M GROUP HOLDINGS,, INC. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICES OF K2M GROUP HOLDINGS, INC. AT 751 MILLER DRIVE SE, SUITE F-1, LEESBURG, VA 20175.

(ii) The Committee may require that any stock certificates evidencing such Shares be held in custody by the Company or its designee until the restrictions hereunder shall have lapsed, and that, as a condition of any Award of Restricted Stock, the grantee shall have delivered to the Company or its designee a stock power, endorsed in blank, relating to the stock covered by such Award. If and when such restrictions so lapse, the stock certificates shall be delivered by the Company to the grantee or his or her designee (and the stock power shall cease to be of effect).

SECTION 7.	UNRESTRICTED STOCK AWARDS

(a) Grant or Sale of Unrestricted Stock. The Committee may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Committee) an Unrestricted Stock Award to any grantee, pursuant to which such grantee may receive shares of Stock free of any vesting restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual.

(b) Elections to Receive Unrestricted Stock in Lieu of Compensation. Upon the request of a grantee and with the consent of the Committee, each such grantee may, pursuant to an advance written election delivered to the Company no later than the date specified by the Committee, receive a portion of the cash compensation otherwise due to such grantee in the form of shares of Unrestricted Stock either currently or on a deferred basis.

(c) Restrictions on Transfers. The right to receive shares of Unrestricted Stock on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 8.	OTHER EQUITY-BASED AWARDS

The Committee shall have the right to grant other Awards (not otherwise expressly provided for herein) based upon the Stock having such terms and conditions as the Committee may determine, including, without limitation, the grant of Stock based upon certain conditions and the grant of securities convertible into Stock.

SECTION 9.	TAX WITHHOLDING

(a) In General. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver stock certificates to any grantee is subject to and conditioned on tax obligations being satisfied by the grantee, and the applicable Award with respect to which withholding is required shall be forfeited upon the failure of the grantee to satisfy such requirements.

(b) Share Withholding.

(i) Upon exercise of a Stock Option, the optionee may, if approved (or pre-approved) by the Committee in its sole discretion, make a written election to have shares of Stock then issued withheld by the Company from the shares of Stock otherwise to be received, or to deliver previously owned shares of Stock, in order to satisfy the liability for such withholding taxes. In the event that the optionee makes, and the Committee permits, such an election, the number of shares of Stock so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. Where the exercise of a Stock Option does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Committee may, in its discretion, make such arrangements and impose such requirements as it deems necessary or appropriate.

(ii) Upon lapsing of restrictions on Restricted Stock (or other income-recognition event), the grantee may, if approved (or pre-approved) by the Committee in its sole discretion, make a written election to have shares of Stock withheld by the Company from the shares of Stock otherwise to be released from restriction, or to deliver previously owned shares of Stock (not subject to restrictions hereunder), in order to satisfy the liability for such withholding taxes. In the event that the grantee makes, and the Committee permits, such an election, the number of shares of Stock so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.

(iii) In connection with a non-cash distribution in respect of Other Equity Awards, the grantee may, if approved (or pre-approved) by the Committee in its sole discretion, make a written election to have amounts (which may include shares of Stock) withheld by the Company from the distribution otherwise to be made, or to deliver previously owned shares of Stock (not subject to restrictions hereunder), in order to satisfy the liability for such withholding taxes. In the event that the grantee makes, and the Committee permits, such an election, any shares of Stock so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.

SECTION 10.	TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 11.	AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price in a manner not inconsistent with the terms of the Plan), but such price, if any, must satisfy the requirements which would apply to the substituted or amended Award if it were then initially granted under this Plan for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. If and to the extent determined by the Committee to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company’s stockholders who are eligible to vote at a meeting of stockholders. Nothing in this Section 11 shall limit the Board’s or Committee’s authority to take any action permitted pursuant to Section 3(c).

SECTION 12.	STATUS OF PLAN

(a) With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

(b) Any and all payments hereunder to any grantee under Stock-based units or Other Equity Awards providing for the later payment of cash or Stock or other property shall be made from the general funds of the Company (or, if applicable, a participating subsidiary), no special or separate fund shall be established or other segregation of assets made to assure such payments, and the Stock-based units and any other similar devices issued hereunder to account for Plan obligations do not constitute shares of Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The obligations of the Company under the Plan are unsecured and constitute a mere promise by the Company to make benefit payments in the future and, to the extent that any person acquires a right to receive payments under the Plan from the Company, such right shall be no greater than the right of a general unsecured creditor of the Company. (If any affiliate of the Company is or is made responsible with respect to any Awards, the foregoing sentence shall apply with respect to such affiliate.) Without limiting the foregoing, Stock and any other similar devices issued hereunder to account for Plan obligations are solely a device for the measurement and determination of the amounts to be paid to a grantee, and each grantee’s right in the Stock-based units and any such other devices is limited to the right to receive payment, if any, as may herein be provided.

SECTION 13.	GENERAL PROVISIONS

(a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company.

(c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(d) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company’s insider-trading-policy-related restrictions, terms and conditions as may be established by the Committee, or in accordance with policies set by the Committee, from time to time.

(e) Loans to Award Recipients. The Company shall have the authority to make loans to recipients of Awards hereunder (including to facilitate the purchase of shares) and shall further have the authority to issue shares for promissory notes hereunder.

(f) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

(g) Section 409A of the Code.

(i) In General. Each Award may contain such terms as the Committee determines, and shall be construed and administered, such that the Award either (i) is not subject to Section 409A of the Code, or (ii) satisfies the requirements thereof.

(ii) Provisions Applicable to Specified Employees. Notwithstanding any other provision of the Plan to the contrary, if at the time of separation from service the grantee is a specified employee as hereinafter defined, any and all amounts payable in connection with such separation from service that constitute deferred compensation subject to Section 409A of the Code, as determined by the Committee in its sole discretion, and that would (but for this sentence) be payable within six months following such separation from service, shall instead be paid on the date that follows the date of such separation from service by six months and one day. For purposes of the preceding sentence, the term “specified employee” means an individual who is determined by the Committee to be a specified employee as defined in subsection (a)(2)(B)(i) of Section 409A of the Code. The Committee may, but need not, elect in writing, subject to the applicable limitations under Section 409A of the Code, any of the special elective rules prescribed in the regulations promulgated thereunder for purposes of determining “specified employee” status. Any such written election shall be deemed part of this Plan.

(h) Captions. The use of captions in the Plan is for convenience. The captions are not intended to provide substantive rights.

SECTION 14.	EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the stockholders in accordance with applicable law. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board.

SECTION 15.	GOVERNING LAW

THE PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.